EXHIBIT 10.102

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

HOKU CHANGE ORDER 3.0

March 27, 2009

JH KELLY LLC
831 3rd Avenue
Longview, WA 98632
Attn:  Mason Evans, President

Dear Mason:

Pursuant to Article 8.1 of the Cost Plus Incentive Construction Contract dated August 8, 2007, by and between Hoku Materials, Inc. (“Owner”) and JH Kelly LLC. (“Contractor”), as modified by Change Order No. 1 dated October 3, 2007 (“Change Order No. 1”) and Change Order No. 2 dated April 7, 2008 (“Change Order No. 2” and collectively with Change Order No. 1 and the Cost Plus Incentive Contract, the “Contract”) Owner and Contractor hereby agree to the following Change (as defined in the Contract).  Capitalized terms not otherwise defined in this Change are defined in the Contract.

1.
The Project Objective described in Exhibit A to the Contract is hereby changed to reflect an increase in the planned output of the Project from “a minimum of 3,500 metric tons per year” to “a minimum of 4,000 metric tons per year.”

2.
Section 9.2.2.1 of the Contract is hereby amended such that the maximum Budget Incentive that may be payable to Contractor is reduced from Three Million Three Hundred Thousand Dollars ($3,300,000) to One Million Dollars ($1,000,000).

3.	Section 9.2.2.3 of the Contract is hereby amended and restated to read as follows:

9.2.2.3 Safety Incentive.  Following Final Acceptance of the Work, Owner shall pay to Contractor a Safety Incentive based on the OSHA Recordable Incident Rate (ORIR) for the Work performed based on the following schedule:

ORIR	Safety Incentive
5.01 or higher	None
3.01 to 5.0	$200,000
3.0 or less	$500,000

One Hoku Way · Pocatello, Idaho 83204 · Tel 808-682-7800 · Fax 808-440-0357 · www.hokumaterials.com

Mason Evans JH Kelly LLC Marcy 27, 2009 Page 2 of 5

4.	Exhibit B to the Contract is amended and restated in its entirety as set forth on Exhibit B attached hereto.

5.	Appendix 2 to Exhibit C to the Contract is amended and restated in its entirety as set forth on Appendix 2 to Exhibit C attached hereto.

6.
Effective upon submission of the next Application for Payment following the execution of this Change Order No. 3, Owner shall no longer withhold any retainage pursuant to Section 9.3.4.2 of the Contract from any future Application for Payment; and, provided, further, that all retainage amounts previously withheld shall be paid to Contractor in three equal monthly payments beginning with payment of the invoice for Work following successful completion of the Preliminary Reactor Demonstration, through and including the invoice for the third month thereafter.

7.	Pursuant to Section 17.5 of the Contract, Owner hereby updates its notice addresses as follows:

If to Owner, to:

HOKU MATERIALS, INC.
Attn: Karl Taft
One Hoku Way
Pocatello, Idaho 83204
Tel:  808-682-7800
Fax:  808-440-0357

With a copy to:

HOKU SCIENTIFIC, INC.
Attn: Dustin Shindo
1288 Ala Moana Blvd, Suite 220
Honolulu, Hawaii 96814
Tel:  (808) 682-7800
Fax:  (808) 440-0357

Except for the matters specifically set forth above, this Change Order No. 3 does not amend the Contract.  Please sign below to acknowledge your agreement with this Change Order No. 3.

Sincerely yours,

HOKU MATERIALS, INC.

/s/ Darryl S. Nakamoto, CFO for

Dustin M. Shindo, CEO

Acknowledged and agreed as of this 27th day of March, 2009.

Mason Evans JH Kelly LLC Marcy 27, 2009 Page 3 of 5

JH KELLY LLC

By:  /s/ Mason M. Evans

Name:  Mason M. Evans
Title:  President

Cc:  Mark Fleischauer, JH Kelly LLC, 2311 East First Street, Vancouver, WA 98661

Mason Evans JH Kelly LLC Marcy 27, 2009 Page 4 of 5

Exhibit B

PROJECT SCHEDULE

The following Project Schedule is attached as Exhibit B to the Cost Plus Incentive Construction Contract dated as of August 8, 2007, between HOKU MATERIALS, INC. and JH KELLY LLC (the “Agreement”).  Capitalized terms not otherwise defined herein are defined in the Agreement.

The “Preliminary Reactor Test Demonstration” is scheduled for completion on or before June 30, 2009.  For purposes of the Agreement, the Preliminary Reactor Test Demonstration means [*].

“Partial Commercial Operation” is scheduled to be accomplished on or before September 30, 2009.  For purposes of the Agreement, Partial Commercial Operation means [*].

Partial Commercial Operation includes the following key areas (the “Functional Areas”):

[*]

“Full Commercial Operation” is scheduled to be accomplished on or before March 30, 2010.  For purposes of the Agreement, Full Commercial Operation means [*].

 “Final Completion” is scheduled to be accomplished on or before April 1, 2010.  For purposes of the Agreement, “Final Completion” means that (i) all punch list items have been completed to Owner’s reasonable satisfaction; (ii) all temporary facilities have been removed; and (iii) the Project is complete.

It is understood by Owner and Contractor that the Project Schedule outlined above is a target.  In no event, however, does Contractor represent or warrant to Owner that the Project Schedule will be achieved, and subject to Owner’s remedies pursuant to the Agreement for Contractor’s failure to perform, Contractor shall be paid for the Cost of the Work pursuant to the Agreement regardless of the actual completion schedule.

Mason Evans JH Kelly LLC Marcy 27, 2009 Page 5 of 5

Appendix 2 to Exhibit C
Schedule Incentive

Based upon engineering drawings being issued for construction, equipment lead time, construction and permitting, the date for Final Completion (as defined in Exhibit B to the Agreement) is April 1, 2010 (the “Final Completion Date”).  However, it is Owner’s desire to achieve certain interim completion milestones as specified on Exhibit B to this Agreement by the dates specified in the table below (each, a “Completion Date”).  In the event such milestones are achieved by the applicable dates set forth below, Contractor shall be entitled to a “Schedule Incentive” as set forth in the following table:

Milestone	Completion Date	Schedule Incentive
Preliminary Reactor Installation	June 30, 2009	$1,500,000
Partial Commercial Operation	September 30, 2009	$1,000,000
Full Commercial Operation	March 30, 2010	$1,000,000

The foregoing Schedule Incentives, if earned, shall be payable upon Owner’s Final Acceptance of the Work.

However, after the date of each such Completion Date, the applicable Schedule Incentive shall be reduced by $10,000 per day for every day the applicable Milestone is not achieved.  However, in no event shall the Schedule Incentive be reduced below zero.